Exhibit 99.1

CENTEX CONSTRUCTION PRODUCTS STOCKHOLDERS APPROVE STOCK
RECLASSIFICATION SPIN-OFF SET FOR JANUARY 30, 2004

     (Dallas, TX January 8, 2004): Centex Construction Products, Inc. (NYSE: CXP) announced today that its stockholders have approved a proposal to reclassify its shares of common stock into two classes, paving the way for the spin-off of all of the CXP shares owned by Centex Corporation (NYSE: CTX). CXP also announced that at its Special Meeting of Stockholders held on January 8, all of the other eight proposals were approved by the required vote of stockholders including a proposal to change CXP’s name to Eagle Materials Inc.

     Under the terms of the previously announced agreement with Centex Corporation, CXP will reclassify 9,220,000 of the approximately 12 million shares of CXP common stock held by Centex into a new Class B common stock having the right to elect at least 85% of the directors of CXP. Centex will then distribute all of these Class B shares and the remaining shares of CXP common stock held by Centex to its stockholders on a tax-free basis. CXP will also pay the special one-time cash dividend of $6.00 per share to all of its shareholders (including Centex) immediately prior to the spin-off. The record date for the cash dividend is January 13, 2004 and payment is scheduled for January 29, 2004. It is anticipated that the distribution of the CXP shares will take place on January 30, 2004.

     Upon the completion of the distribution on January 30, 2004, CXP will also change its name to Eagle Materials Inc. and after the distribution the Company’s shares will be traded on the NYSE under the symbols “EXP” and “EXP.B”.

     When the spin-off is completed, it is anticipated that Centex stockholders will receive approximately .19 shares of CXP common stock for each share of Centex common stock (consisting of approximately .15 shares of CXP’s new Class B common stock and .04 shares of CXP’s existing class of common stock).

     CXP is a Dallas-based company that manufactures and distributes cement, gypsum wallboard, recycled paperboard and concrete and aggregates.

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Centex Construction Products’ Stockholders Approve Reclassifications; Spin-Off Set for January 30, 2004	Page 2

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     Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when CXP is discussing its beliefs, estimates or expectations. These statements are not guarantees of future performance and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the spin-off and related transactions include the fact that these transactions will be subject to obtaining the satisfaction of customary conditions. With respect to any discussion of the expected performance and results of operations of Centex Construction Products, Inc., risks and uncertainties include, but are not limited to, the cyclical and seasonal nature of the Company’s business, public infrastructure expenditures, adverse weather, availability of raw materials, unexpected operational difficulties, governmental regulation and changes in governmental and public policy, changes in economic conditions specific to any one or more of the Company’s market, competition, announced increase in capacity in the gypsum wallboard and cement industries, general economic conditions, and interest rates. Investors should take such risks and uncertainties into account when making investment decisions. These and other factors are described in the Annual Report on Form 10-K for Centex Construction Products, Inc. for the fiscal year ended March 31, 2003 as amended and restated by our Annual Report on Form 10-K/A filed on November 26, 2003, and the current Report on Form 8-K dated July 21, 2003 as amended. These reports are filed with the Securities and Exchange Commission.

For additional information, contact at 214/981-5000:
Steven R. Rowley
Chief Executive Officer

Arthur R. Zunker, Jr.
Senior Vice President and Chief Financial Officer